EXHIBIT T3E-2


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE
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In re:                                               Chapter 11

TV FILME, INC.,                                      Case No. 00-342 (PJW)

                           Debtor.

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               BENEFICIAL OWNER BALLOT FOR ACCEPTING OR REJECTING
                   THE FIRST AMENDED PLAN OF REORGANIZATION OF
                                 TV FILME, INC.

                  FOR USE BY BENEFICIAL OWNERS OF SECURED NOTES
                         (CLASS 2 SENIOR SECURED CLAIMS)


PLEASE  READ AND  FOLLOW  THE  INSTRUCTIONS  ON THIS  BALLOT  CAREFULLY.  PLEASE
COMPLETE, SIGN, AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF YOUR VOTE HAS NOT BEEN RECEIVED BY THE DEBTOR'S COUNSEL, KELLEY DRYE & WARREN LLP, 101 PARK AVENUE, NEW YORK, NEW YORK 10178, ATTN: JAY HEINRICH, ESQ. (TEL: (212) 808-5073)(THE "VOTING AGENT") BY 5:00 P.M., EASTERN TIME, ON OR BEFORE ______ __, 2000 (THE "VOTING DEADLINE"), YOUR VOTE WILL NOT BE COUNTED.

         TV Filme, Inc. (the "Debtor") is soliciting your votes with respect to the First Amended Plan of Reorganization dated February 29, 2000 (the "Plan"). The Plan is further described in the First Amended Disclosure Statement, pursuant to section 1125 of the Bankruptcy Code, dated February 29, 2000 (the "Disclosure Statement").

         This Ballot is for use by beneficial holders of Senior Secured Claims.

         PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN:

         ITEM 1. Amount of Senior Secured Claims As To Which Votes Are Cast. This Ballot is cast by or on behalf of the beneficial owner of the 12 7/8% Senior Secured Notes Due 2004, issued and outstanding under the Indenture, dated as of December 20, 1996 of TV Filme, Inc. (the "Secured Notes") indicated immediately below. Please fill out the following as may be appropriate.

---------------- ------------------- ------------------- -----------------------
 ACCOUNT NUMBER   FACE AMOUNT OF THE  NAME OF CUSTODIAN   SERIAL NUMBERS OF
  (IF KNOWN)       SECURED NOTE(S)    (IF APPROPRIATE)    THE SECURED NOTE(S)
---------------- ------------------- ------------------- -----------------------
---------------- ------------------- ------------------- -----------------------

---------------- ------------------- ------------------- -----------------------
---------------- ------------------- ------------------- -----------------------

---------------- ------------------- ------------------- -----------------------
---------------- ------------------- ------------------- -----------------------

---------------- ------------------- ------------------- -----------------------
---------------- ------------------- ------------------- -----------------------
                 Total $
---------------- ------------------- ------------------- -----------------------

         ITEM 2. Vote on the Plan. The holder of the amount of Senior Secured Claims set forth in Item 1 votes to (please check one box below):

                 Accept the Plan                             ____

                 Reject the Plan                             ____

         ITEM 3. By signing this Ballot, the undersigned certifies that the holder has been provided with a copy of the Disclosure Statement, including all exhibits thereto.

         ITEM 4. By signing this Ballot, the undersigned certifies that (i) the beneficial owner of the Senior Secured Claims set forth in Item 1 has full power and authority to vote to accept or reject the Plan, (ii) the information set forth above is complete and correct in all respects, and (iii) this Ballot has been executed on behalf of a single beneficial owner. The undersigned also acknowledges that this solicitation of acceptance or rejection of the Plan is governed by all terms and conditions of the Plan and the description thereof in the Disclosure Statement.


                                  Name:_________________________________________
                                                   (Print or Type)

                                  ______________________________________________
                                              Federal Tax I.D. No. or
                                                Social Security No.

                                  Signature:____________________________________
                                  By:___________________________________________
                                                 (If Appropriate)

                                  Title:________________________________________
                                                 (If Appropriate)


                                  Address:______________________________________

                                  ______________________________________________

                                  ______________________________________________


                                  Telephone Number: (___) ______________________
                                  Date completed: ______________________________

         This Ballot is not a letter of transmittal and may not be used for any purpose other than to accept or reject the Plan.

         The Plan may be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of two-thirds in amount and more than one-half in number of Claims in each class and the holders of two-thirds in amount of Equity Interests in each class voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds that the Plan accords fair and equal treatment to the class or classes rejecting it and otherwise satisfies the requirements of ss. 1129(b) of the Bankruptcy Code. If the Plan is confirmed by the Bankruptcy Court, all holders of Senior Secured Claims and any and all other holders of other Claims against and Equity Interests in the Debtor (including those who abstain or reject the Plan) will be bound by the confirmed Plan and the transactions contemplated thereby.

         TO HAVE YOUR VOTE  COUNT,  YOU MUST  COMPLETE  AND SIGN THE  BALLOT AND
EITHER:

         (A) SEND THE ORIGINAL OF YOUR COMPLETED BALLOT TO THE VOTING AGENT AT KELLEY DRYE & WARREN LLP, 101 PARK AVENUE, NEW YORK, NEW YORK 10178, ATTN: JAY HEINRICH, ESQ. SO THAT IT IS RECEIVED BY THE VOTING AGENT NO LATER THAN 5:00 P.M. EASTERN TIME ____ __, 2000; OR

         (B) SEND THE ORIGINAL OF YOUR COMPLETED BALLOT TO THE ENTITY WHICH IS YOUR BROKER, BANK OR NOMINEE (THE "CUSTODIAN") WITH RESPECT TO YOUR SECURED NOTE(S) BY ______ __, 2000 IN ORDER TO ENABLE THE CUSTODIAN TO COMPLETE A MASTER BALLOT AND RETURN THE MASTER BALLOT TO THE VOTING AGENT SO THAT THE MASTER BALLOT IS RECEIVED BY NO LATER THAN 5:00 P.M., EASTERN TIME, ON ____ __ , 2000.

         ANY BALLOT WHICH IS EXECUTED BUT WHICH DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED. YOUR ORIGINAL SIGNATURE IS REQUIRED ON THE BALLOT IN ORDER FOR YOUR VOTE TO COUNT.

_________YOU MUST VOTE ALL OF YOUR CLAIMS WITHIN CLASS 2 UNDER THE PLAN EITHER TO ACCEPT OR REJECT THE PLAN. ACCORDINGLY, A BALLOT THAT PARTIALLY ACCEPTS AND PARTIALLY REJECTS THE PLAN WILL NOT BE COUNTED.

         All capitalized terms used herein shall have the meanings ascribed to them in the Plan. To properly complete the Ballot, you must follow the procedures described below.

         (a) Make sure that the information required in Item 1 has been inserted; if you do not know any of the information, please contact the Custodian to obtain such information;

         (b) Cast one vote to accept or reject the Plan by checking the proper box in Item 2;

         (c) Names of all joint holders should be written even if signed by only one holder. If the Senior Secured Claims are held by a corporation, the Ballot should be executed in the name of the corporation by an authorized agent. If the Senior Secured Claims are held by a partnership, the Ballot should be executed in the name of the partnership by a general partner,

         (d) Sign the Ballot. If you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

         (e) Use either additional Ballots if additional space is required to respond to any Item on the Ballot, or additional sheets of paper clearly marked to indicate your name and the applicable Item of the Ballot being responded to. If you elect to use additional Ballots because additional space is required, you must complete and sign each such Ballot. Additional Ballots may be obtained by contacting the Voting Agent;

         (f) BALLOTS RECEIVED BY FACSIMILE TRANSMISSION WILL NOT BE COUNTED; and

         (g) If you hold Claims or Interests in more than one Class, you may receive more than one Ballot, labeled for different Classes of Claims or Interests. Each Ballot votes only your Claims or Interests in the Class marked on the Ballot. You must vote a separate Ballot for each Class of Claims or Interests you hold. Your vote will be counted in determining acceptance or rejection of the Plan by a particular Class only if you fill out and return the Ballot labeled for that Class in accordance with the instructions on the Ballot.

IF YOU BELIEVE THAT YOU ARE MISSING ANY MATERIALS FROM THE SOLICITATION PACKAGE OR IF YOU BELIEVE THAT YOU HAVE RECEIVED THE WRONG BALLOT, CONTACT THE CUSTODIAN OR THE VOTING AGENT.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE VOTING AGENT AT (212) 808-5073.